                                                                    EXHIBIT 99.1


                       [METROCORP BANCSHARES, INC. LOGO]



    METROCORP BANCSHARES, INC. ANNOUNCES FIRST QUARTER 2002 EARNINGS RESULTS CONTINUED GROWTH IN NONINTEREST INCOME; UP 17.8% FROM SAME QUARTER LAST YEAR

HOUSTON, TEXAS - (April 24, 2002) MetroCorp Bancshares, Inc. (Nasdaq:MCBI), a Texas community banking organization serving multicultural markets, today announced net income after tax of $2.1 million for the first quarter ended March 31, 2002, slightly higher than the same period in 2001 by 0.5%. Diluted earnings per share for the first quarter 2002 were $0.29, compared to $0.30 for the same quarter in 2001. Since earnings for both periods were nearly the same, the difference in earnings per share was primarily the result of an increase in stock option shares outstanding. Basic earnings per share for the first quarter 2002 and 2001 were $0.30.

Allen Brown, President of MetroCorp Bancshares, Inc. and Chief Executive Officer of MetroBank, N.A., said, "We were pleased with the continued growth in noninterest income which increased 17.8% compared to the same period a year earlier. The Bank's deposit balances declined slightly compared to December 31, 2001 but were up $24.0 million compared to March 31, 2001."

BALANCE SHEET DATA. Total assets at March 31, 2002 were $757.5 million, up $15.4 million or 2.1% from $742.2 million at December 31, 2001. Total loans at March 31, 2002 were $490.0 million, down slightly from $493.1 million at December 31, 2001. Total deposits at March 31, 2001 were $638.5 million, down $4.3 million or 0.7% from $642.8 million at December 31, 2001. Other borrowings at March 31, 2002 were $42.8 million, up $17.6 million from $25.2 million at December 31, 2001. This was primarily attributed to maintaining earning asset growth during the quarter. Shareholders' equity at March 31, 2002 grew to $66.5 million, up $1.3 million or 1.9% from $65.2 million at December 31, 2001. During the first quarter 2002, the Company announced a plan to repurchase up to 350,000 shares of its common stock on the open market or in privately negotiated block transactions. As of March 31, 2002, the Company had repurchased 14,476 shares.

PROVISION FOR LOAN LOSSES AND ASSET QUALITY. The provision for loan losses for the three months ended March 31, 2002 was $600,000, up $173,000 from $427,000 for the same quarter in 2001. The allowance for loan losses as a percent of total loans at March 31, 2002 and December 31, 2001 was 1.75% and 1.81%, respectively.

Net charge-offs for the three months ended March 31, 2002 were $909,000, down $2.1 million compared to $3.0 million in the fourth quarter of 2001, and were up $541,000 from $368,000 in the first quarter 2001. For the quarter ended March 31, 2002, the majority of the charge-offs were related to three restaurant credits totaling approximately $315,000, one trucking contractor at $150,000, one doctor's office at $170,000, and an air conditioning & heating contractor at $130,000. The Company seeks recovery on its charge-offs through all available channels.

During the quarter ended March 31, 2002, the Company continued its efforts that commenced in the fourth quarter of 2001 to systematically review the quality of its loan portfolio. As a result,


      9600 Bellaire Boulevard     o     Suite 252     o     P.O. Box 4760
             Houston, Texas 77210-4760     o     Tel: 713-776-3876
the Company placed approximately $9.8 million in loans (with a weighted average interest rate of 8.18%) on nonaccrual status raising total nonaccrual loans at March 31, 2002 to $12.7 million compared to $3.8 million at December 31, 2001. Net nonperforming assets at March 31, 2002 were $10.4 million compared to $3.7 million at December 31, 2001, an increase of $6.7 million. This proactive identification process is an integral part of an overall effort to improve credit quality, and to facilitate this process, loan review and problem resolution staff were added during the first quarter 2002. While future deterioration in the loan portfolio is possible, management will continue its risk assessment program as it also turns its attention to diversifying its credit risk through new business development.

NET INTEREST INCOME AND EXPENSE. Interest income for the three months ended March 31, 2002 was $11.7 million, down $3.4 million or 22.4% from $15.1 million for the same three months in 2001. This was primarily the result of lower market interest rates in 2002 coupled with an increase in nonaccrual loans and interest rate renegotiations on current loans. Interest expense for the three months ended March 31, 2002 was $3.9 million, down $3.3 million or 45.6% from $7.2 million for the same three months in 2001. This was also primarily the result of lower market interest rates in 2002. A significant portion of the time deposit portfolio matured in the first quarter 2002 and renewed at much lower interest rates compared to interest rate levels in early 2001. Net interest income before provision for loan losses for the three months ended March 31, 2002 was $7.8 million, down $100,000 or 1.5% from $7.9 million for the same three months in 2001. The net interest margin for the first quarter 2002 was 4.55%, compared to 4.77% for the same three months in 2001.

NONINTEREST INCOME AND EXPENSE. Noninterest income for the three months ended March 31, 2002 was $2.5 million, up $400,000 or 17.8% from $2.1 million for the same three months in 2001. The increase was primarily due to initiatives taken during 2001 to increase fee income, through increased transaction accounts, and continued relationship banking initiatives. Noninterest expense for the three months ended March 31, 2001 was $6.6 million, up $200,000 or 2.9% from $6.4 million for the same three months in 2001. This was primarily the result of increased employee compensation and benefits and a $200,000 charge to other real estate that was partially offset by decreased occupancy and other operating expenses.

Allen Brown added, "While we are controlling our non-staff operating expenses, additional officer level staff and loan workout staff was needed in late 2001 and in the first quarter 2002. Although this is added expense, the long-term benefits of the resources we have acquired should out-weigh the added resource cost."

MetroCorp Bancshares, Inc., with $757.5 million in assets, provides a full range of commercial and consumer banking services through its wholly owned subsidiary, MetroBank, N.A. The Company has 14 full-service banking locations in the greater Houston and Dallas metropolitan areas. For more information, visit the Company's Web site at www.metrobank-na.com.

The statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe MetroCorp's future plans, projections, strategies and expectations, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond MetroCorp's control. Actual results could differ materially from those projected due to changes in interest rates, competition in the industry, changes in local and national economic conditions and various other factors. Additional information concerning such factors that could affect MetroCorp is contained in MetroCorp's filings with the SEC.

         Contact:
         MetroCorp Bancshares, Inc., Houston
         Allen Brown, President, (713) 776-3876, or
         David D. Rinehart, EVP/Chief Financial Officer, (713) 776-3876



      9600 Bellaire Boulevard     o     Suite 252     o     P.O. Box 4760
             Houston, Texas 77210-4760     o     Tel: 713-776-3876

                   METROCORP BANCSHARES, INC.
              (In thousands, except share amounts)
                          (Unaudited)

                                                             AS OF OR FOR THE THREE MONTHS
                                                                    ENDED MARCH 31,
                                                             ------------------------------              CHANGE
                                                                2002                2001                   %
                                                             ----------          ----------             --------
AVERAGE BALANCE SHEET SUMMARY
Total assets                                                 $  739,228          $  719,185                 2.8
Securities                                                      180,473             146,030                23.6
Total loans                                                     489,801             475,193                 3.1
Allowance for loan losses                                         8,957               9,271                (3.4)
Net loans                                                       480,844             465,922                 3.2
Total deposits                                                  634,461             622,164                 2.0
FHLB and other borrowings                                        29,190              25,823                13.0
Total shareholders' equity                                       67,108              60,386                11.1

INCOME STATEMENT
Interest income:
    Loans                                                         9,261              12,019               (22.9)
    Investment securities:
      Taxable                                                     1,998               2,108                (5.2)
      Tax-exempt                                                    310                 269                15.2
    Federal funds sold and other temporary investments              118                 667               (82.3)
                                                             ----------          ----------
        Total interest income                                    11,687              15,063               (22.4)
Interest expense:
    Time deposits                                                 2,960               5,660               (47.7)
    Demand and savings deposits                                     601               1,178               (49.0)
    Other borrowings                                                330                 312                 5.8
                                                             ----------          ----------
        Total interest expense                                    3,891               7,150               (45.6)
Net interest income                                               7,796               7,913                (1.5)
Provision for loan losses                                           600                 427                40.5
                                                             ----------          ----------
Net interest income after provision for loan losses               7,196               7,486                (3.9)
Noninterest income:
    Service charges on deposit accounts                           1,657               1,522                 8.9
    Other loan-related fees                                         586                 200               193.0
    Letters of credit commissions and fees                          126                 165               (23.6)
    Gain on sale of investment securities, net                        2                  70               (97.1)
    Other noninterest income                                        105                 145               (27.6)
                                                             ----------          ----------
        Total noninterest income                                  2,476               2,102                17.8
Noninterest expense:
    Employee compensation and benefits                            3,570               3,319                 7.6
    Occupancy                                                     1,235               1,366                (9.6)
    Other real estate, net                                          263                   7            (3,657.1)
    Data processing                                                  24                  16                50.0
    Professional fees                                               173                 396               (56.3)
    Advertising                                                      90                 114               (21.1)
    Other noninterest expense                                     1,268               1,221                 3.8
                                                             ----------          ----------
        Total noninterest expense                                 6,623               6,439                 2.9
Income before provision for income taxes                          3,049               3,149                (3.2)
Provision for income taxes                                          958               1,069               (10.4)
                                                             ----------          ----------
Net income                                                   $    2,091          $    2,080                 0.5
                                                             ==========          ==========

Note:   Net interest income (full tax-equivalent)

PER SHARE DATA
Earnings per share - basic                                   $     0.30          $     0.30                (0.0)
Earnings per share - diluted                                       0.29                0.30                (1.0)
Weighted average shares outstanding:
    Basic                                                         7,020               6,981                 0.6
    Diluted                                                       7,140               7,028                 1.6

PERFORMANCE RATIOS
Return on average assets                                           1.15%               1.17%               (2.2)
Return on average shareholders' equity                            12.64%              13.97%               (9.5)
Net interest margin                                                4.55%               4.77%               (4.6)
Efficiency ratio                                                  64.48%              64.29%                0.3
Equity to assets                                                   9.08%               8.40%                8.1

BANK CAPITAL RATIOS
Tier I capital                                                    12.08%              11.88%                1.7
Total capital (tier I & II)                                       13.33%              13.13%                1.5
Leverage (Regulatory)                                              8.59%               8.01%                7.3

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                    METROCORP BANCSHARES, INC.
               (In thousands, except share amounts)
                            (Unaudited)

                                                                                   MARCH 31,       DECEMBER 31,         CHANGE
                                                                                     2002              2001                %
                                                                                  ----------       ------------         --------
CONSOLIDATED BALANCE SHEET
                            ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                       $   27,334        $   34,428            (20.6)
    Federal funds sold and other temporary investments                                24,252            26,821             (9.6)
                                                                                  ----------        ----------
      Total cash and cash equivalents                                                 51,586            61,249            (15.8)
Investment securities available-for-sale                                             201,300           173,087             16.3
Loans, net                                                                           481,382           484,242             (0.6)
Premises and equipment, net                                                            5,401             5,623             (3.9)
Accrued interest receivable                                                            3,196             3,602            (11.3)
Deferred income taxes                                                                  5,744             5,471              5.0
Due from customers on acceptances                                                      5,159             4,605             12.0
Other real estate and repossessed assets, net                                            794             1,025            (22.5)
Other assets                                                                           2,979             3,270             (8.9)
                                                                                  ----------        ----------
    Total assets                                                                  $  757,541        $  742,174              2.1
                                                                                  ==========        ==========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
    Noninterest-bearing                                                           $  124,162        $  127,299             (2.5)
    Interest-bearing                                                                 514,368           515,452             (0.2)
                                                                                  ----------        ----------
      Total deposits                                                                 638,530           642,751             (0.7)
Other borrowings                                                                      42,823            25,195             70.0
Accrued interest payable                                                                 738               863            (14.5)
Income taxes payable                                                                     436              (608)          (171.7)
Acceptances outstanding                                                                5,159             4,605             12.0
Other liabilities                                                                      3,365             4,139            (18.7)
                                                                                  ----------        ----------
    Total liabilities                                                                691,051           676,945              2.1
Commitments and contingencies (Note 15)                                                   --                --               --
Shareholders' Equity:
    Preferred stock, $1.00 par value, 2,000,000 shares authorized; none
      of which are issued and outstanding                                                 --                --               --
    Common stock, $1.00 par value, 20,000,000 shares authorized;
      7,187,423 shares are issued and 7,013,829 shares and 7,017,823 shares are outstanding at March 31, 2002 and December 31, 2001,
      respectively                                                                     7,187             7,187               --
    Additional paid-in-capital                                                        26,173            26,144              0.1
    Retained earnings                                                                 34,504            32,834              5.1
    Accumulated other comprehensive income                                                12               376            (96.8)
    Treasury stock, at cost                                                           (1,386)           (1,312)             5.6
                                                                                  ----------        ----------
      Total shareholders' equity                                                      66,490            65,229              1.9
                                                                                  ----------        ----------
      Total liabilities and shareholders' equity                                  $  757,541        $  742,174              2.1
                                                                                  ==========        ==========


NONPERFORMING ASSETS AND ASSET QUALITY RATIOS
Nonaccrual loans                                                                  $   12,720        $    3,758            238.5
Accruing loans 90 days or more past due                                                  258               783               --
Other real estate ("ORE")                                                                794               969            (18.1)
Other assets repossessed ("OAR")                                                          --                56           (100.0)
                                                                                  ----------        ----------
Total nonperforming assets                                                            13,772             5,566            147.4
Less nonperforming loans guaranteed by the SBA, Ex-Im Bank, or
    the OCCGF                                                                         (3,333)           (1,833)            81.8
                                                                                  ----------        ----------
Net nonperforming assets                                                          $   10,439        $    3,733            179.6
                                                                                  ==========        ==========

Net nonperforming assets to total assets                                                1.38%             0.50%           174.0
Net nonperforming assets to total loans and ORE/OAR                                     2.13%             0.76%           181.6
Allowance for loan losses to total loans                                                1.75%             1.81%            (2.9)
Allowance for loan losses to net nonperforming loans                                   89.08%           328.77%           (72.9)
Net loan charge-offs to total loans                                                     0.19%             0.84%           (78.0)
Net loan charge-offs                                                              $      909        $    4,167            (78.2)
Total loans to total deposits                                                          76.73%            76.72%             0.0

Total loans                                                                          489,974           493,145             (0.6)
Allowance for loan losses                                                              8,592             8,903             (3.5)